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                                                                      Exhibit 23


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
MASSBANK Corp.:

We consent to incorporation by reference in the Registration Statements (No. 33-11949 and No. 33-82110) on Form S-8 of MASSBANK Corp. of our report dated January 8, 2002, relating to the consolidated balance sheets of MASSBANK Corp. and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference into the December 31, 2001 annual report on Form 10-K of MASSBANK Corp.


                                                        /s/ KPMG LLP


Boston, Massachusetts
March 25, 2002